SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 25, 1998
                        (Date of earliest event reported)


                                COMPU-DAWN, INC.
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               (Exact name of Registrant as specified in charter)


Delaware                         000-22611                            11-3344575
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of  incorporation)                                   Number)



   77 Spruce Street, Cedarhurst, New York                                11516
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 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (516) 374-6700

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Item 5.           Other Events.

     On September 25, 1998, pursuant to a Securities Exchange Agreement between Compu-DAWN, Inc. (the "Company") and JNC Strategic Fund Ltd. ("Strategic") as of such date (the "Securities Exchange Agreement"), the Company issued to Strategic 1,750 shares of Series B Convertible Preferred Stock ("Series B Preferred Shares") in exchange for 327,103 Common Shares. Each of the Series B Preferred Shares has a face amount of $1,000.

     The Common Shares that were exchanged had been issued to Strategic in the Company's $5,000,000 private offering of securities (the "Private Offering") which closed in June, 1998. In the Private Offering, the Company also issued 3,250 shares of Series A Convertible Preferred Stock ("Series A Preferred Shares") with a face amount of $1,000 each to JNC Opportunity Fund Ltd. ("Opportunity") and five year warrants (the "Warrants") to purchase an aggregate of 90,207 Common Shares to Strategic and Opportunity.

     Subject to certain  limitations  set forth  below,  the Series A  Preferred
Shares are convertible into shares of Common Stock of the Company ("Common Shares"), on or after October 3, 1998, at a floating conversion price equal to the lesser of (x) 85% (subject to reduction under certain circumstances) of the average of the five lowest closing bid prices for the Common Shares during the 25 consecutive trading days preceding the date of conversion and (y) $8.025 per share, subject to adjustment as provided for in the Certificate of Designation, Preferences and Rights of the Series A Preferred Shares (the "Series A Certificate of Designation") (the "Floating Conversion Price"); however, the conversion price cannot be less than $5.00 per share, subject to adjustment as provided for in the Series A Certificate of Designation. Based on a conversion price of $5.00 per share (such price being greater than the Floating Conversion Price currently in effect), the number of Common Shares issuable upon the conversion of the Series A Preferred Shares on October 3, 1998 (including Common Shares issuable upon the conversion of a premium amount of 5% (on an annualized basis) of the stated value of the Series A Preferred Shares) would be approximately 660,000 shares. The Series A Preferred Shares rank prior to the Company's Common Shares and any class or series of capital stock of the Company hereafter created (unless agreed otherwise by the holders of the Series A Preferred Shares in accordance with the provisions of the Series A Certificate of Designation). The holders of the Series A Preferred Shares are not entitled to receive any dividends thereon; however, as indicated above, a 5% premium is payable in connection with any conversion, redemption or liquidation. The holders of the Series A Preferred Shares have no voting rights except as otherwise provided by law or in the Series A Certificate of Designation.

     Subject to certain  limitations  discussed  below,  the Series B  Preferred
Shares are convertible into Common Shares at a conversion price of $5.35 per share, subject to adjustment as provided for in the Certificate of Designations, Preferences and Rights of the Series B Preferred Shares (the "Series B Certificate of Designation"). Based on such conversion price, the number of Common Shares issuable upon conversion of the Series B Preferred Shares is 327,103. The Series B Preferred Shares rank prior to the Company's Common Shares to the extent of $.01 per share, prior to any class or series of capital stock of the Company hereafter created (unless agreed otherwise by the holders of the Series B Preferred Shares in accordance with the provisions of the Series B Certificate of Designation) and junior to the Series A Preferred Shares. The holders of the Series B Preferred


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Shares are not entitled to receive any dividends thereon;  however, in the event the Board of Directors of the Company shall declare a dividend with respect to the Common Shares, the holders of the Series B Preferred Shares shall be entitled to a dividend amount based on the number of Common Shares into which the Series B Preferred Shares are convertible. The holders of the Series B Preferred Shares have no voting rights except as otherwise provided by law or in the Series B Certificate of Designation.

     The Warrants to acquire, in the aggregate, 90,207 Common Shares are exercisable at a price of $8.025 per share, subject to adjustment as provided for in the Warrants.

     Notwithstanding the foregoing, pursuant to the terms of the Series A Certificate of Designation, the Series B Certificate of Designation and the Warrants, the Series A Preferred Shares, the Series B Preferred Shares and the Warrants are currently convertible or exercisable by any holder only to the extent that the number of Common Shares thereby issuable, together with the number of Common Shares owned by such holder and its affiliates (but not including Common Shares underlying unconverted Series A Preferred Shares and Series B Preferred Shares or unexercised portions of the Warrants) would exceed 4.99% of the then outstanding Common Shares as determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. In addition, neither the Series A Preferred Shares nor the Series B Preferred Shares are convertible into Common Shares to the extent such conversion would violate certain rules of the National Association of Securities Dealers, Inc. (the "NASD"). The NASD rules require stockholder approval for the issuance of shares of Common Stock in a transaction involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. IN connection with the Private Offering, the Company agreed to seek such approval of its stockholders as may be required to issue all of the Common Shares issuable upon Conversion of the Series A Preferred Shares and Series B Preferred Shares and upon exercise of the Warrants. In the event the Company does not obtain such stockholder approval, among other remedies, the holders of the Series A Preferred Shares will have the right to require the Company to redeem from such holder those Series A Preferred Shares for which the Company is unable to issue Conversion Shares due to the foregoing at a price per Series A Preferred Share generally equal to the number of Conversion Shares into which such Series A Preferred Shares would be convertible multiplied by a price based on the market value of the Company's Common Shares.

     The Company has agreed to register the resale of the Common Shares issuable upon conversion of the Series A Preferred Shares and Series B Preferred Shares and upon exercise of the Warrants.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   COMPU-DAWN, INC.


Dated: October 2, 1998                            By: /s/ Mark Honigsfeld
                                                      Mark Honigsfeld
                                                      Chairman of the Board




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